Exhibit 99.1

Eargo Receives Notification from Nasdaq Related to Delayed Quarterly Report on Form 10-Q

SAN JOSE, CA. November 22, 2021 – Eargo, Inc. (Nasdaq: EAR) (the “Company” or “Eargo”), a medical device company on a mission to improve the quality of life of people with hearing loss, today announced the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, since the Company has not yet filed its Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Form 10-Q”), the Company no longer complies with Nasdaq Listing Rule 5250(c)(1) for continued listing.

Under the Nasdaq Listing Rules, the Company has 60 calendar days to submit a plan to regain compliance (the “Plan”) and, if Nasdaq accepts the Plan, Nasdaq may grant an exception of up to 180 calendar days from the Form 10-Q original filing due date, or until May 16, 2022, to regain compliance. The Company intends to submit the Plan within the 60-calendar day period.

About Eargo

Eargo is a medical device company dedicated to improving the quality of life of people with hearing loss. Our innovative product and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first and only virtually invisible, rechargeable, completely-in-canal, FDA regulated, exempt Class I or Class II devices for the treatment of hearing loss. Our differentiated, consumer-first solution empowers consumers to take control of their hearing. Consumers can purchase online or over the phone and get personalized and convenient consultation and support from licensed hearing professionals via phone, text, email or video chat. The Eargo solution is offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Eargo’s fifth generation device, Eargo 5, is a medical-grade, FDA Class II exempt hearing device designed to be customizable by the user to their hearing preferences through all new Sound Match™ technology. Eargo 5 is available for purchase here.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the Company’s intention to submit the Plan to Nasdaq within the 60-calendar day period. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: the outcomes of the previously disclosed U.S. Department of Justice (“DOJ”) investigation and third-party payor audits; potential related penalties, fines and criminal actions that may ensue as a result of the DOJ investigation, the third-party payor audits and/or any other action that may arise therefrom; recoupments of previous claims paid as a result of the DOJ investigation, the third-party payor audits and/or any other action that may arise therefrom; the impact of the DOJ investigation and third-party payor audits on the Company’s business and results of operations; the Company’s expectations concerning additional orders by existing customers; the Company’s expectations regarding the potential market size and size of the potential consumer populations for its products and any future products, including the Company’s ability to maintain or increase insurance coverage of Eargo hearing aids going forward; the Company’s ability to release new hearing aids and the anticipated features of any such hearing aids; developments and projections relating to the Company’s competitors and its industry, including competing products; the Company’s ability to maintain its competitive technological advantages against new entrants in its industry; the pricing of the Company’s hearing aids; the Company’s expectations regarding the ability to make certain claims related to the performance of its hearing aids relative to competitive products; the Company’s expectations with regard to changes in the regulatory landscape for hearing aid devices, including the implementation of the pending over-the-counter hearing aid pathway regulatory framework; and the Company’s estimates regarding the COVID-19 pandemic, including but not limited to, its duration and its impact on the Company’s business and results of operations. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Nick Laudico

Vice President of Investor Relations

ir@eargo.com

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